Exhibit 99.1

Contact:	LeAnne Zumwalt

Investor Relations

DaVita Inc.

(650) 696-8910

DAVITA 3rd QUARTER 2006 RESULTS

El Segundo, California, November 1, 2006 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended September 30, 2006. Income from continuing operations for the three and nine months ended September 30, 2006 excluding the valuation gain on the Company’s Product Supply Agreement with Gambro Renal Products, was $69.9 million and $192.0 million, or $0.66 and $1.82 per share, respectively, as compared with $50.9 million and $151.0 million or $0.49 and $1.45 per share, respectively, for the same periods of 2005. Income from continuing operations for the three and nine months ended September 30, 2006 included incremental after-tax stock-based compensation expense of $4.1 million and $10.1 million or $0.04 and $0.09 per share, respectively, related to SFAS No. 123(R).

Income from continuing operations for the three and nine months ended September 30, 2006, including the valuation gain on the Product Supply Agreement was $93.1 million and $215.2 million, or $0.88 and $2.04 per share, respectively.

Net income for the three and nine months ended September 30, 2006 including discontinued operations and the valuation gain on the Product Supply Agreement was $94.9 million and $215.6 million, or $0.90 and $2.04 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling 12-months ended September 30, 2006 operating cash flow was $598 million and free cash flow was $488 million, in each case excluding an $85 million income tax payment associated with the divestiture of centers in conjunction with the Gambro Healthcare acquisition. Including these items, operating cash flow for the rolling 12-months was $513 million and free cash flow was $403 million. Operating cash flow for the three months ended September 30, 2006 was $97 million and free cash flow was $67 million.

•	Operating Income: Operating income for the three months and nine months ended September 30, 2006, excluding the pre-tax valuation gain on the Product Supply Agreement of $38 million, was $179 million and $513 million, respectively.

•	Volume: Total treatments for the third quarter were 3,668,999 or 46,443 treatments per day, as compared to 3,602,567 or 46,187 treatments per day for the second quarter of 2006. Non-acquired treatment growth in the quarter was 4.2% over the prior year’s third quarter.

•	Center Activity: As of September 30, 2006, we operated or provided administrative services at 1,269 outpatient centers serving approximately 101,000 patients. During the third quarter of 2006 we acquired 5 centers, opened 13 new centers and closed 4 centers.

•	Effective Tax Rate: The effective annual income tax rate for 2006 is currently expected to be approximately 39.25%. We currently expect the annual effective tax rate for 2007 to be approximately 40%.

Outlook

We are revising the lower end of our 2006 operating income projection, therefore our new guidance for operating income is $690-$700 million excluding the valuation gain on the Product Supply Agreement. Our 2007 operating income is currently projected to be in the range of $680-$750 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the third quarter ended September 30, 2006 on November 1, 2006 at 12PM noon Eastern Time. The dial in number is (800)-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2006 and 2007 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2006. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in pharmaceutical practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations and the ongoing review by the U.S. Attorney’s Office for the Eastern District of Pennsylvania and the OIG, the subpoena from the U.S. Attorney’s Office for the Eastern District of New York, the subpoenas from the U.S. Attorney’s Office for the Eastern District of Missouri and DVA Renal Healthcare’s (formerly known as Gambro Healthcare, Inc.) compliance with its corporate integrity agreement,

•	our ability to complete and integrate acquisitions of businesses, and

•	the successful integration of DVA Renal Healthcare, including its billing and collection operations.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net operating revenues	$1,237,041	$644,892	$3,608,045	$1,840,603
Operating expenses and charges:
Patient care costs	857,049	435,212	2,517,795	1,235,952
General and administrative	113,447	60,820	329,059	174,939
Depreciation and amortization	44,478	25,410	128,086	74,188
Provision for uncollectible accounts	31,985	11,462	93,295	32,751
Minority interests and equity income, net	10,956	6,690	26,857	16,184
Valuation gain on Product Supply Agreement	(37,968)	—	(37,968)	—

Total operating expenses and charges	1,019,947	539,594	3,057,124	1,534,014

Operating income	217,094	105,298	550,921	306,589
Debt expense	(67,904)	(24,284)	(206,799)	(66,700)
Swap valuation (loss) gain		(1,718)		4,543
Refinancing charges				(6,872)
Other income	3,271	2,059	10,118	5,741

Income from continuing operations before income taxes	152,461	81,355	354,240	243,301
Income tax expense	59,370	30,441	139,040	92,290

Income from continuing operations	93,091	50,914	215,200	151,011
Discontinued operations
Income from operations of discontinued operations, net of tax		4,303		13,483
Gain on disposal of discontinued operations, net of tax	1,765		362

Net income	$94,856	$55,217	$215,562	$164,494

Earnings per share:
Basic earnings per share from continuing operations	$0.90	$0.50	$2.08	$1.50

Basic earnings per share	$0.91	$0.55	$2.09	$1.64

Diluted earnings per share from continuing operations	$0.88	$0.49	$2.04	$1.45

Diluted earnings per share	$0.90	$0.53	$2.04	$1.58

Weighted average shares for earnings per share:
Basic	103,784,510	101,307,461	103,295,407	100,399,902

Diluted	105,923,976	104,371,789	105,643,406	103,803,975

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$215,562	$164,494
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	128,086	77,080
Valuation gain on Product Supply Agreement	(37,968)	—
Stock-based compensation expense	18,896	2,601
Tax benefits from stock option exercises	29,261	34,420
Excess tax benefits from stock-based compensation	(27,146)	—
Deferred income taxes	1,249	(8,950)
Minority interests in income of consolidated subsidiaries	28,812	18,225
Distributions to minority interests	(25,552)	(12,261)
Equity investment income	(1,955)	(822)
Loss (gain) on disposal of discontinued operations and other dispositions	508	(2,213)
Non-cash debt and other expenses	13,562	2,397
Refinancing charges	—	6,872
Swap valuation gain	—	(4,543)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(46,135)	(31,284)
Inventories	(29,118)	(2,670)
Other receivables and other current assets	(18,155)	(12,699)
Other long term assets	(5,329)	(2,134)
Accounts payable	16,557	2,753
Accrued compensation and benefits	67,889	27,366
Other current liabilities	63,643	27,279
Income taxes	(65,924)	19,670
Other long-term liabilities	2,720	(3,371)

Net cash provided by operating activities	329,463	302,210

Cash flows from investing activities:
Additions of property and equipment, net	(181,425)	(97,529)
Acquisitions and purchases of other ownership interests	(75,580)	(132,440)
Proceeds from divestitures and asset sales	21,348	2,327
Investments in and advances to affiliates, net	14,605	14,294
Intangible assets	(5,749)	(779)

Net cash used in investing activities	(226,801)	(214,127)

Cash flows from financing activities:
Borrowings	4,493,339	1,742,433
Payments on long-term debt	(4,826,163)	(1,753,351)
Deferred financing costs	296	(30,561)
Excess tax benefits from stock-based compensation	27,146	—
Stock option exercises and other share issuances, net	31,187	38,613

Net cash used in financing activities	(274,195)	(2,866)

Net (decrease) increase in cash and cash equivalents	(171,533)	85,217
Cash and cash equivalents at beginning of period	431,811	251,979

Cash and cash equivalents at end of period	$260,278	$337,196

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$260,278	$431,811
Accounts receivable, less allowance of $161,361 and $138,598	902,745	853,560
Inventories	99,336	69,130
Other receivables	129,795	116,620
Other current assets	22,232	38,463
Deferred income taxes	198,372	144,824

Total current assets	1,612,758	1,654,408
Property and equipment, net	813,055	750,078
Amortizable intangibles, net	214,494	235,944
Investments in third-party dialysis businesses	2,179	3,181
Other long-term assets	44,289	41,768
Goodwill	3,657,355	3,594,383

	$6,344,130	$6,279,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$227,650	$212,049
Other liabilities	448,021	381,964
Accrued compensation and benefits	302,011	231,994
Current portion of long-term debt	6,640	71,767
Income taxes payable	26,035	91,959

Total current liabilities	1,010,357	989,733
Long-term debt	3,818,111	4,085,435
Other long-term liabilities	27,650	26,416
Alliance and product supply agreement and other intangibles, net	108,270	163,431
Deferred income taxes	121,208	75,499
Minority interests	111,722	88,639
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	615,939	569,751
Retained earnings	1,055,492	839,930
Treasury stock, at cost (30,909,676 and 32,927,026 shares)	(538,845)	(574,013)
Accumulated other comprehensive income	14,091	14,806

Total shareholders’ equity	1,146,812	850,609

	$6,344,130	$6,279,762

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q3 2006	Q2 2006	Q3 2005	Nine months ended September 30, 2006
Financial Results excluding the valuation gain on the Product Supply Agreement for the quarter and the nine months ended September 30, 2006:
Income from continuing operations (1)	$69.9	$64.3	$50.9	$192.0
Net income (1)	$71.7	$63.2	$55.2	$192.4
Diluted earnings per share from continuing operations	$0.66	$0.61	$0.49	$1.82
Diluted earnings per share	$0.68	$0.60	$0.53	$1.82
Operating income (1)	$179.1	$171.8	$105.3	$513.0
Operating income margin	14.5%	14.2%	16.3%	14.2%
Other comprehensive income
Unrealized (loss) gain on securities, net of tax (expense) benefit of $6.6, ($2.2), ($7.9) and $.5	($10.3)	$3.4	$12.3	($.7)
Business Metrics:
Volume
Treatments	3,668,999	3,602,567	1,928,684	10,772,598
Number of treatment days	79.0	78.0	79.0	234.0
Treatments per day	46,443	46,187	24,414	46,037
Per day year-over-year increase	90.2%	94.0%	13.4%	94.2%
Non-acquired growth year-over-year	4.2%	4.1%	5.2%	4.4%
Revenue
Total operating revenue	$1,237	$1,208	$645	$3,608
Dialysis revenue per treatment	$320.90	$318.80	$317.03	$318.83
Per treatment increase from previous quarter	0.66%	0.66%	1.1%	—
Per treatment increase from previous year	1.2%	1.7%	0.68%	1.4%
Expenses
A. Patient care costs
Percent of revenue	69.3%	69.8%	67.6%	69.8%
Per treatment	$233.59	$233.99	$225.65	$233.72
Per treatment (decrease) increase from previous quarter	(0.17%)	0.18%	1.4%	—
Per treatment increase from previous year	3.5%	5.1%	2.2%	4.9%
B. General & administrative expenses
Percent of revenue	9.2%	9.2%	9.4%	9.1%
Per treatment	$30.92	$30.93	$31.53	$30.55
Per treatment (decrease) increase from previous quarter	(0.03%)	4.0%	(2.2%)	—
Per treatment (decrease) increase from previous year	(1.9%)	(4.1%)	5.9%	(3.1%)
C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	1.8%	2.6%
D. Consolidated effective tax rate from continuing operations	38.9%	39.5%	37.5%	39.3%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q3 2006		Q2 2006		Q3 2005	Nine months ended September 30, 2006
Cash Flow
Operating cash flow	$96.9		$256.1		$84.6	$329.5
Operating cash flow, excluding the income tax payment on divested centers	$96.9		$256.1		$84.6	$414.8
Operating cash flow last twelve months	$512.8		$500.5		$389.6	—
Operating cash flow, excluding the income tax payment on divested centers last twelve months	$598.1		$585.8		$389.6	—
Free cash flow	$67.4		$227.5		$75.0	$251.5
Free cash flow, excluding the income tax payment on divested centers	$67.4		$227.5		$75.0	$336.9
Free cash flow last twelve months	$403.2		$410.7		$342.8	—
Free cash flow, excluding the income tax payment on divested centers last twelve months	$488.5		$496.1		$342.8	—
Capital expenditures:
Development and relocations	$35.1		$37.3		$24.9	$98.7
Routine maintenance/IT/other	$31.5		$30.1		$11.4	$83.3
Acquisition expenditures	$6.0		$46.7		$48.5	$75.6
Accounts Receivable
Net receivables	$903		$859		$493
DSO	70		67		70
Debt/Capital Structure
Total debt	$3,825		$3,944		$1,365
Net debt, net of cash	$3,564		$3,605		$1,028
Leverage ratio (see Note 1)	3.96	x	4.07	x	—
Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	93%		93%		94%
Patients with albumin >/= 3.5 – 84%	83.7%		83.5%		82.9%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current credit agreement (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve-months of Consolidated “EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

	Rolling 12-months ended September 30, 2006
Income from continuing operations	$271,611
Income taxes	170,425
Debt expense	279,685
Depreciation and amortization	170,734
Minority interests and equity income, net	32,762
Valuation gain on Product Supply Agreement	(37,968)
Swap valuation gain	(5)
Refinancing charges	1,298
Other	5,060
Stock-based compensation expense	18,896

“Consolidated EBITDA”	$912,498

	September 30, 2006
Total debt	$3,824,751
Letters of credit issued	49,353

	3,874,104
Less: cash and cash equivalents	(260,278)

Consolidated net debt	$3,613,826

Last twelve months “Consolidated EBITDA”	$912,498

Leverage ratio	3.96	x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio can not exceed 6.0 to 1.0 as of September 30, 2006. At that date, the Company’s leverage ratio did not exceed 6.0 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement:

We believe that income from continuing operations and net income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal income from continuing operations and net income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from an amendment of the Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent income from continuing operations and net income. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to income from continuing operations and net income.

	Q3 2006	Q2 2006	Q3 2005	Nine months ended September 30, 2006
Income from continuing operations	$93,091	$64,329	$50,914	$215,200
Less: Valuation gain	(37,968)	—	—	(37,968)
Add: Related income tax	14,770	—	—	14,770

	$69,893	$64,329	$50,914	$192,002

Net income	$94,856	$63,237	$55,217	$215,562
Less: Valuation gain	(37,968)	—	—	(37,968)
Add: Related income tax	14,770	—	—	14,770

	$71,658	$63,237	$55,217	$192,364

2. Operating income excluding the pre-tax valuation gain on the Product Supply Agreement:

We believe that operating income excluding the valuation gain on the Product Supply Agreement enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-recurring non-cash item that resulted from an amendment of the Product Supply Agreement and accordingly is more comparable to prior periods and indicative of consistent operating income items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Q3 2006	Q2 2006	Q3 2005	Nine months ended September 30, 2006
Operating income	$217,094	$171,752	$105,298	$550,921
Less: Valuation gain	(37,968)	—	—	(37,968)

	$179,126	$171,752	$105,298	$512,953

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Operating cash flow, excluding the income tax payment on divested centers:

We believe that operating cash flow excluding the income tax payment on divested centers enhances a user’s understanding of our normal operating cash flows for these periods by providing a measure that is more meaningful because it excludes non-recurring transactions that can cause unusual fluctuations in our operating cash flows and accordingly is more comparable to prior periods and indicative of consistent operating cash flow items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Q3 2006	Q2 2006	Nine months ended September 30, 2006	Q3 2005
Cash provided by operating activities	$96,937	$256,090	$329,463	$84,609
Income tax payment on divested centers	—	—	85,328	—

	$96,937	$256,090	$414,791	$84,609

	Rolling 12-Month Period
	Q3 2006	Q2 2006	Q3 2005
Cash provided by operating activities	$512,807	$500,479	$389,551
Income tax payment on divested centers	85,328	85,328	—

	$598,135	$585,807	$389,551

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and free cash flow, excluding the income tax payment on divested centers:

Free cash flow represents net cash provided by operating activities less expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Q3 2006	Q2 2006	Nine months ended September 30, 2006	Q3 2005
Cash provided by operating activities	$96,937	$256,090	$329,463	$84,609
Less: Expenditures for routine maintenance and information technology	(29,551)	(28,640)	(77,917)	(9,656)

Free cash flow	$67,386	$227,450	$251,546	$74,953
Income tax payment on divested centers	—	—	85,328	—

	$67,386	$227,450	$336,874	$74,953

	Rolling 12-Month Period
	Q3 2006	Q2 2006	Q3 2005
Cash provided by operating activities	$512,807	$500,479	$389,551
Less: Expenditures for routine maintenance and information technology	(109,652)	(89,757)	(46,787)

Free cash flow	$403,155	$410,722	$342,764
Income tax payment on divested centers	85,328	85,328	—

	$488,483	$496,050	$342,764